RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY
                  POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER



     The undersigned director and/or officer of RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY, a New York corporation, does hereby make, constitute and appoint RICHARD R. CROWL, MICHAEL S. FISCHER, JAMES E. NELSON, ROBERT B. SAGINAW, STEWART GREGG, JEFFREY A. PROULX, DEBORAH A. LJUNGKULL AND JODY A. ROSE and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Company to a Registration Statement or Registration Statements, under the Securities Act of 1933 (1933 Act) and the Investment Company Act of 1940 (1940 Act) and any other forms applicable to such registrations, and all amendments, including pre-effective and post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, DC, in connection with the registration under the 1933 and 1940 Acts, as amended, of variable annuity and variable life contracts and accumulation units in related Separate Accounts and to file those Separate Accounts with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

     IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 18th day of February, 1997.



                                                           /S/ R. MICHAEL CONLEY
                                                           ---------------------
                                                               R. Michael Conley